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Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
The Titan Corporation:

        We consent to the incorporation by reference in registration statement Nos. 33-4041, 33-9570, 33-12119, 33-15680, 33-37827, 33-56762, 33-65123, 33-83402, 333-07413, 333-10919, 333-10965, 333-30947, 333-57651, 333-66149, 333-47633, 333-66147, 333-67341, 333-68621, 333-90133, 333-90139, 333-35102, 333-35274, 333-35274, 333-41140, 333-41138, 333-63274, 333-66980, 333-70912, 333-103751, 333-81694 and 333-85668 of The Titan Corporation and subsidiaries of our reports dated March 16, 2005, with respect to the consolidated balance sheets of The Titan Corporation as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of The Titan Corporation. Our report on the consolidated financial statements refers to a change in method of accounting for goodwill.

/s/ KPMG LLP

San Diego, California
March 16, 2005

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  Exhibit 23